EXHIBIT 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 05/16/1996
960143099 2624Sl4

CERTIFICATE OF INCORPORATION

OF

IMSCO TECHNOLOGIES, INC.

Pursuant to the provisions of the Delaware General Corporation Law, the undersigned, being the sole incorporator of the Corporation, hereby certifies and sets forth as follows:

FIRST:          The name of the corporation is IMSCO Technologies, Inc. (the “Corporation”) .

SECOND:     The address, including the street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, in the county of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:     The aggregate number of shares of capital stock which the Corporation shall have authority to issue is SIXTEEN MILLION (16,000,000), of which FIFTEEN MILLION (15,000,000) shall be shares of Common Stock, $.0001 par value per share, and ONE MILLION (1,000,000) shares of Preferred Stock, $.0001 par value per share .

FIFTH:          The Corporation is to have perpetual existence.

SIXTH:         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

SEVENTH:   No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 1 74 if the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

EIGHTH:      Every director and officer of the Corporation shall be indemnified by the Corporation against any and all judgments, fines, amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of fact that he was a director or officer of the corporation or any other corporation of any kind, domestic or foreign, which he served in any capacity at the request of the Corporation, to the full extent that such indemnification may be lawful under the Delaware General Corporation Law. Expenses so incurred by any such person in defending a civil or criminal action or proceeding shall likewise at his request be paid by the Corporation in advance of the final disposition of such action or proceeding to the full extent that such advancement of expenses may be lawful under said laws.

The Undersigned, being the incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly has hereunto set my hands this 16th day of May, 1996.

/s/ Rachele A. David
Rachele A. David
c/o Campbell & Fleming, P.C.
250 Park Avenue
New York, New York 10177

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 07/12/1996
960204S79 - 2624514

CERTIFICATE OF AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (the “Merger Agreement”) is made and entered into this 9th day of July, 1996 by and among IMSCO TECHNOLOGIES, INC., Delaware corporation (“Technologies”) AND IMSCO, INC., a Massachusetts corporation (“Imsco”), with reference to the following facts:

A.     Technologies is a corporation incorporated, existing, and in good standing under the laws of the State of Delaware. Technologies' authorized capital consists of 15,000,000 shares of Common Stock , $.0001 par value, of which 3,000,000 shares will be issued and outstanding immediately prior to the filing hereof (the “Technologies Common''). and 1.000.000 shares of Preferred Stock. $.0001 par value, none of which are issued and outstanding. All of such shares are collectively referred to herein as the ''Technologies Shares.”

B.      Imsco is a corporation incorporated, existing, and in good standing under the laws of the Commonwealth of .Massachusetts Imsco’s authorized capital consists of 3,000,000 shares of Common Stock, $.001 par value, of which 3,000,000 are issued and outstanding (the “Imsco Common'').

C      Technologies and Imsco (the “Constituent Corporations'') deem it desirable and in their mutual best interests to merge into a single corporation (the “Merger”) and to have Technologies as the surviving corporation (the “Surviving Corporation”).

E.      The Boards of Directors of Technologies and Imsco, and the stockholders of Technologies and Imsco, have adopted resolutions approving the Merger Agreement.

NOW, THEREFORE, on the basis of the foregoing facts are in consideration of' the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

l.      Merger. At the .Effective Date of the Merger (as hereinafter defined), Imsco shall be merged with and into Technologies under the laws of the State of Delaware, whereupon the separate existence of Imsco shall cease and Technologies. as the Surviving Corporation, shall succeed without other transfer, to all the rights and properties of Imsco and shall be subject to all the debts and liabilities of the Imsco in the same manner as if Technologies had incurred them.

2.     Filing and Effective Date. The Surviving Corporation shall file a copy of this Merger Agreement with the Delaware Secretary of State (the “Secretary of State”) pursuant to Section 252 of the Delaware General Corporation Law. The effective time of the Merger (the “Effective Date”) shall be the time at which a copy of the Merger Agreement is filed with the Delaware Secretary of State.

3.      Certificate of Incorporation. The Certificate of Incorporation of Technologies at the Effective Date shall be the Certificate of Incorporation of the Surviving Corporation.

4.      Bylaws. The Bylaws of Technologies at the Effective Date shall be the Bylaws of the Surviving Corporation.

5.     Conversion of Shares. The manner of converting the shares of each of the Constituent Corporations shall be as follows:

(a)     Upon consummation of the Merger, each outstanding share of Imsco Common shall be automatically converted into one share of Technologies Common.

(b)     The conversion of Imsco Common as provided by this Agreement shall occur automatically at the Effective Date without action by the holder thereof. Each holder of such shares may tender their original share certificate or certificates to Technologies' corporate secretary, and upon receipt of such certificates, Technologies shall deliver and exchange therefor a new Technologies share certificate representing the appropriate number of shares of Technologies Common to which such holder shall be entitled as set forth above.

6.     Further Assurances. Each of the parties shall take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable to effectuate the Merger.

7.     Intended Tax Effects. This Agreement is intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code.

8.     Counterparts. The Merger Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused the Merger Agreement to be duly executed by their respective Presidents and Secretaries, who have been duly authorized to do so by the required votes of their respective stockholders.

IMSCO TECHNOLOGIES, INC.	IMSCO, INC.
a Delaware corporation	a Massachusetts corporation

By /s/ Sol L. Berg	By /s/ Sol L. Berg
President	President
Sol L. Berg	Sol L. Berg

By /s/ Gloria Berg	By /s/ Gloria Berg
Secretary	Secretary
Gloria Berg	Gloria Berg

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 06/26/2001
010311405 - 2624514

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF INCORPORATION

OF

IMSCO TECHNOLOGIES, INC.

It is hereby certified that :

1.     The name of the corporation (hereinafter called the “Corporation”) is IMSCO Technologies, Inc.

2.     The Certificate of Incorporation of the Corporation. which was filed by the Secretary of State of Delaware on May 16, 1996, is hereby corrected as permitted by Sections 103(f) of the General Corporation Law of the State of Delaware.

3.     The defect to be corrected in said instrument is as follows: it has been discovered that the description of the powers of the Board of Directors of the Corporation with respect to the Preferred Stock contained in the Article Fourth was omitted.

4.      The following sets forth the corrected Article Fourth in its entirety:

Fourth. “The total number of shares of capital stock which the Corporation shall have authority to issue is: Sixteen Million (16,000,000) shares of which Fifteen Million (15,000,000) shall be shares of Common Stock par value $.0001 per share (the “Common Stock'') and One Million (1,000,000) shares of preferred stock par value $.0001 per share (the “Preferred Stock”).

The shares of Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series therof with respect to any wholly unissued series of Preferred Stock. The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations restrictions as the Board of Directors of the Corporation may determine, from time to time.”

Signed on June 25, 2001

/s/ Timothy J. Keating
Timothy J. Keating, Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/26/2001
010311403 - 2624514

CERTIFICATE OF RENEWAL AND REVIVAL OF

CERTIFICATE OF INCORPORATION

OF

IMSCO TECHNOLOGIES, 1NC.

It is hereby certified that:

1.     The name of the corporation (hereinafter called the “Corporation”) is IMSCO Technologies, Inc.

2.     The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is May 16, 1996.

3. The address, including the street, city, and county, of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address are as follows: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

4.     The Corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 1998 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5.     The certificate of incorporation of the Corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28, 1998.

6.     This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the Stale of Delaware.

Signed on June 25, 2001

/s/ Timothy J. Keating
Timothy J. Keating, Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/ 05/ 2001
010311403 - 2624514

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES B AND SERIES C CONVERTIBLE PREFERRED STOCK

($0.0001 PAR VALUE PER SHARE)

OF

IMSCO TECHNOLOGIES, INC.

Pursuant to Section 151(g) of the

General Corporation Law of the

State of Delaware

Timothy J. Keating, Chief Executive Officer and Secretary, of IMSCO Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY :

FIRST: The Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation authorizes the issuance of 1,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”), in one or more series.

SECOND: A resolution providing for and in connection with the issuance of the Preferred Stock was duly adopted by the Board of Directors pursuant to authority expressly conferred on the Board of Directors by the provisions of the Certificate of Incorporation as aforesaid, which resolution provides as follows:

RESOLVED: that the Board of Directors, pursuant to authority expressly vested in it by ARTICLE 4 of the Certificate of Incorporation (the “Certificate of Incorporation”) of Imsco Technologies, Inc. (the “Corporation”), hereby authorizes the issuance of two series of convertible preferred stock of the Corporation and hereby establishes the voting powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto in addition to those set fo11h in such Certificate of Incorporation (or otherwise provided by law) as follows (the following, referred to hereinafter as “this resolution” or “this Certificate of Designations”, is to be filed as part of a Ce1tificate of Designations under Section 151(g) of the General Corporation Law of the State of Delaware):

1.     General

(a)     Designation and Number. The designations of convertible preferred stock created by this resolution shall be Series B Convertible Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series B Preferred Stock”), and Series C Convertible Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series C Preferred Stock”). The number of shares of Series B Preferred Stock which the Corporation shall be authorized to issue shall be eight hundred fifty thousand (850,000) shares, and the number of shares of Series C Preferred Stock which the Corporation shall be authorized to issue shall be one hundred fifty thousand (150,000) shares

(b)     Priority. The Series C Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, as a group, rank senior to all other equity securities of the Corporation, including the Series B Preferred Stock and the Common Stock and any other series or class of the Corporation 's Preferred or Common Stock and be entitled to the Liquidation Preference, now or hereafter authorized. The Series B Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank (i) on a parity with the Common Stock (as if the Series 8 Preferred Stock had been converted into Common Stock), and (ii) junior to any other class of Preferred Stock established after the Original Issue Date by the Board of Directors of the Corporation the terms of which expressly provide that such class will rank senior, as to liquidation rights or otherwise, to the Series B Preferred Stock (collectively referred to as “Senior Securities”).

2.     Certain Definitions.

(a)     For purposes of this Certificate of Designations , the following terms shall have the meanings indicated below:

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

“Board of Directors” means the Board of Directors of the Corporation.

“Common Stock” means the Corporation 's Common Stock, as presently authorized by the Certificate of Incorporation and as such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization , recapitalization , merger, consolidation or otherwise).

“Junior Stock” shall mean any capital stock of the Corporation, including without limitation the Common Stock, ranking junior to either the Series B or Series C Preferred Stock, as the case may be, with respect to dividends, distribution in liquidation or any other preferences, rights and powers.

“Liquidation Preference” shall mean with respect to the Series C Preferred Stock $31.25 per share of Series C Preferred Stock plus any accrued and unpaid dividends on such shares.

“Original Issue Date” shall mean the first date on which shares of Series B or Series C Preferred Stock, as the context requires, are issued.

“Person” or “person” means an individual, corporation, partnership, limited liability company, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

“Preferred Stock” means the Corporation's Preferred Stock, as presently authorized by the Certificate of Incorporation and as such Preferred Stock may hereafter be changed or for which such Preferred Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

“Senior Securities” shall have the meaning set forth in Section l(b) above.

“Subsidiary”, with respect to any Person, means any corporation, association or other entity controlled by such Person. For purposes of this definition “control”, with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(b)     The words “hereof”, “herein” and “hereunder” and other words of similar import refer to this Certificate of Designations ac; a whole and not to any particular Section or other subdivision.

(c)     References herein to the Certificate of Incorporation include such Certificate as amended by this Certificate of Designations.

3.     Voting Rights.

(a)     General. Except as may be required by law,

(i)     the holders of Series B and Series C Preferred Stock shall have full voting rights and powers, and they shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock as one class; and

(ii)     each holder of shares of Series B and Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B or Series C Preferred Stock would be converted (based on the Conversion Rate then in effect) on the record date for the vote which is being taken. Fractional votes shall not, however, be pe1mitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series B or Series C Preferred Stock held by each holder would be converted, assuming an automatic conversion under SECTION 5(a)) shall be rounded upward to the nearest whole number.

(b)     Actions Not Requiring Holders' Consent. The Corporation in its sole discretion may without the vote or consent of any holders of the Series B or Series C Preferred Stock amend or supplement this Certificate of Designations:

(i)     to cure any ambiguity, defect or inconsistency which does not adversely affect the rights of the holders of Series B or Series C Preferred Stock; or

(ii) to make any change that would provide any additional rights or benefits to all the holders of the Series B or Series C Preferred Stock, other than additional rights or benefits that would impar the senior rights of the Series C Preferred Stock set forth herein.

(c)     Meetings; Communications The holders of shares of Series B and Series C Preferred Stock shall be entitled to receive in the same manner and at the same times as the holders of the Common Stock, notice of all meetings of stockholders of the Corporation and all communications sent by the Corporation to its stockholders.

4.     Dividend Rights.

(a)     General. If any dividends or other distributions (including, without limitation, any distribution of cash, indebtedness, assets or other property, but excluding any dividend payable in shares of its common stock) on Common Stock are so permitted and declared, such dividends shall be paid pro rata to the holders of the Common Stock and the Series B and Series C Preferred Stock. The holders of the Series B and Series C Preferred Stock shall receive a dividend in an amount that would be payable to such holder assuming that such shares had been converted on the record date for determining the stockholders of the Corporation entitled to receive payment of such dividends into the maximum number of shares of Common Stock into which such shares of Preferred Stock are then convertible as provided in Section 5; provided, however, that if the Corporation declares and pays a dividend on the Common Stock consisting of Common Stock to which the anti-dilution adjustment in subparagraph (i) of Section 5(e) is applicable and for which an adjustment thereunder is made, then no such dividend will be paid to holders of Series B or Series C Preferred Stock, and in lieu thereof the anti-dilution adjustment in subparagraph (i) of Section 5(e) shall apply. No dividends shall he paid or declared and set apart for payment on the Common Stock unless and until dividends of at least the same per share amount (assuming the Series B and Series C Preferred Stock had been converted into Common Stock) have been, or contemporaneously are, paid or declared and set apart for payment on the Series B and Series C Preferred Stock. Holders of the Series B and Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends as herein described . Series B Preferred Stock shall rank junior , as to dividends, to any other class of Preferred Stock established after the Original Issue Date by the Board of Directors of the Corporation the terms of which expressly provide that such class will rank senior, as to dividends to the Series B and Series C Preferred Stock.

(b)     Senior Securities. If at any time any dividends on Senior Securities shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Preferred Stock or Common Stock unless and until all accumulated and unpaid dividends with respect to the Senior Securities, including the full dividend for the then-current dividend period , shall have been paid or declared and set apart for payment, without interest.

5.     Conversion of Series B and Series C Preferred Stock into Common Stock.

(a)     Automatic Conversion of Series B Preferred Stock. All shares of Series B Preferred Stock then outstanding shall automatically convert without any further action of the holders thereof into shares of Common Stock at the Conversion Rate immediately upon (i) the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware after the Original Issue Date to (a) increase the authorized shares of Common Stock to fifty million (50,000,000), (b) increase the authorized shares of Preferred Stock to five million (5,000,000) and (c) change the name of the Corporation to Global Sports & Entertainment, Inc. or such other name acceptable to the management of the Corporation and (ii) the approval and effectiveness of a one for four reverse stock split of the outstanding shares of Common Stock of the Corporation ((i) and (ii) collectively referred to herein as the “Series B Trigger Events”).

(b)     Automatic Conversion of Series C Preferred Stock. All shares of Series C Preferred Stock then outstanding shall automatically convert without any further action of the holders thereof into shares of Common Stock at the Conversion Rate immediately upon the earlier of (i) the third anniversary of Original Issue Date of the Series C Preferred Stock, or (ii) the completion of the Corporation's next public offering with gross offering proceeds of not less than $25,000,000.

(c)     Optional Conversion of Series C Preferred Stock. Each share of Series C Preferred Stock shall be convertible at any time, at the option of the holders thereof, into fully paid and nonassessable shares of Common Stock at the Conversion Rate.

(d)     Number of shares of Common Stock Issuable upon Conversion. The number of shares of Common Stock to be issued upon conversion of shares of any Series B or Series C Preferred Stock shall be issued at the rate (the “Conversion Rate”) of 125 (the “Conversion Rate Factor”) shares of Common Stock for every one share of Series B or Series C Preferred Stock (without giving effect to the contemplated 1 for 4 reverse stock split referred to in Section 5(a) above). The Conversion Rate shall be subject to adjustment from time to time in accordance with subpart (e) of this Section 5.

(e)     Antidilution Adjustments. The Conversion Rate shall be adjusted from time to time in certain cases as follows:

(i)     Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Corporation shall, at any time or from time to time, (a) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (b) subdivide the outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each such case, the Conversion Rate in effect at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification shall be adjusted to that rate which will permit the number of shares of Common Stock into which the Preferred Stock may be converted to be increased or reduced in the same proportion as the number of shares of Common Stock are increased or reduced in connection with such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. In the event, if a dividend is declared, such dividend is not paid, the Conversion Rate shall be adjusted to the Conversion Rate in effect immediately prior to the record date of such dividend.

(ii)     Mergers, Consolidations and Other Reorganizations. In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation

(other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any consolidation or merger of the Corporation, or any sale, lease, conveyance to another person of the property of the Corporation pursuant to which the Corporation's Common Stock is conve1ied into other securities, cash or assets, each share of Series B and Series C Preferred Stock shall after such reorganization, reclassification, consolidation, merger or conveyance be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series B or Series C Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or conveyances.

(iii)     Additional Adjustment for the Series C Preferred Stock Based on the Issuance of Additional Common Stock. If the Corporation shall, at any time or from time to time, directly or indirectly, sell or issue shares of Common Stock (regardless of whether originally issued or from the Corporation 's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares issued in any of the transactions described in SECTION 5(e)(i) or (ii)) at a price per share (“Sale Price”) of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (X) the total consideration received or receivable by the Corporation in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total minimum consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (Y) the total maximum number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than $0.1875 per share (without giving effect to the contemplated 1 for 4 reverse stock split referred to in SECTION 5(a) above) (“Base Price”) (the Base Price shall be adjusted to reflect stock splits, reorganizations and the like), then the Conversion Rate for the Series C Preferred Stock shall be increased by multiplying the Conversion Rate Factor by a fraction the numerator of which is the Base Price and the denominator of which is the Sale Price. If the Corporation shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the Sale Price and the “consideration” received or receivable by or payable to the Corporation shall be determined in good faith by the Board of Directors. The determination of whether any adjustment is required under this SECTION 5(e)(iii) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance or sale of Common Stock upon the exercise of such rights to subscribe or purchase; provided, however, that if such rights, options, warrants or convertible or exchangeable securities shall expire without exercise prior to any conversion of the Preferred Stock pursuant to Section 5, then any adjustment made under this SECTION 5(e)(iii) with respect thereto shall be reversed.

(v) Fractional Shares. Notwithstanding any other provision of this Certificate of Designations, the Corporation shall not be required to issue fractions of shares upon conversion of any shares of Preferred Stock or to distribute certificates which evidence fractional shares. In lieu of fractional shares of Common Stock, the Corporation shall round upward any fractional shares of Common Stock to the nearest whole number

6.     Liquidation, Dissolution or Winding Up.

(a)     Except as otherwise provided in subpart (b) below, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Junior Stock or Series B Preferred Stock may be made, the holder of each share of Series C Preferred Stock shall be entitled to be paid an amount equal to the Liquidation Preference of such share. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and after the payment in full of the Liquidation Preference to the holders of the Series C Preferred Stock, the holders of the Series B Preferred Stock and Series C Preferred Stock shall participate with the holders of the Common Stock on distributions or payments in proportion to their holdings assuming that such shares of Preferred Stock had been converted, on the record date for determining the stockholders entitled to receive distributions or payments, into the maximum number of shares of Common Stock into which such shares of Preferred Stock are then convertible as provided in Section 5.

(b)     It upon any liquidation, dissolution or winding up of the Corporation, the assts of the Corporation available for distribution to the holders of the Series C Preferred Stock, as a group, shall be insufficient to permit payment of the Liquidation Preference payable in full to the holders of such series, then all of the assets available for distribution to holders of such series shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. A consolidation or merger of the Corporation into or with another corporation or corporations in which the Corporation is not the successor, or the sale of all or substantially all of the assets of the Corporation to another corporation or any other entity, shall not be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7.     Notices. Except as otherwise expressly provided herein, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered personally, sent by reputable express courier services (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. mail (i) to the holder of a share of Series B or Series C Preferred Stock, at the holder's address as it appears in the records of the Corporation or at such other address as any such holder may otherwise indicate in a written notice delivered to the Corporation or (ii) to the Corporation, at its principal executive offices or at such other address as the Corporation may otherwise indicate in a written notice delivered to each holder of shares of Series B and Series C Preferred Stock. All such notices, requests, demands, consents and other communications shall be deemed to have been received two (2) days after so delivered, sent or deposited . Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by facsimile, when received, unless otherwise expressly specified or permitted by the terms hereof.

8.     Payment. All amounts payable in cash with respect to the Series B and Series C Preferred Stock shall be payable in United States dollars at the principal executive office of the Corporation or, at the option of the Corporation, by check mailed to such holder of the Series B or Series C Preferred Stock at its address set forth in register of holders of Series B and Series C Preferred Stock maintained by the Corporation. Any payment on the Series B and Series C Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

9.     Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series B and Series C Preferred Stock shall not have any voting powers, references and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended as permitted herein from time to time) and in the Corporations Certificate of Incorporation. The shares of Series B and Series C Preferred Stock shall have no preemptive or subscription rights.

10.     Headings of Subdivisions. The headings of the various subdivisions hereof a.re for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

11.     Severability of Provisions. If any voting powers, preferences and relative, participating. optional and other special rights of the Series B and Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as it may be amended from time to time as permitted herein) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 8 and Series C Preferred Stock .and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative. participating, optional and other special rights of Series B and Series C Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers .preferences and relative, participating. optional or other special rights of Series B and Series C Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating. optional or other special rights of Series B and Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein

IN WITNESS WHEREOF, IMSCO Technologies, Inc. has caused this Certificate of Designations to be signed by its duly authorized Chief Executive Officer and its Secretary this 5th day of July, 2001 .

IMSCO TECHNOLOGIES, INC.

By:	/s/ Timothy J. Keating
Timothy J. Keating,
Chief Executive Officer and Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/06/2001
010327776 - 2624514

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF DESIGNATIONS PREFERENCES AND RIGHTS

OF

SERIES B AND SERIES C CONVERTIBLE PREFERRED STOCK ($0.0001 PAR VALUE PER SHARE)

OF

IMSCO TECHNOLOGIES , INC.

It is hereby certified that:

1.      The name of the corporation (hereinafter called the “corporation) is Imsco Technologies. Inc.

2.     The Certificate of Designations, Preferences and Rights of Series B and Series C Convertible Preferred Stock of the corporation, which was filed by the Secretary of State of Delaware on July 5, 2001, is hereby corrected.

3.     The inaccuracy to be corrected in said instrument is as follows:

In Section 2(a), the definition of “Liquidation Preference” incorrectly states chat the preference is $31.25 per share of Series C Preferred Stock plus any accrued and unpaid dividends on such shares.

4.     The portion of the instrument incorrected form is as follows:

“Liquidation Preference” shall mean with respect to the Series C Preferred Stock $23.4375 per share of Series C Preferred Stock plus any accrued and unpaid dividends on such shares.

Signed on: July 6, 2001

/s/ Timothy J. Keating
Timothy J. Keating, President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:31 PM 08/27/2001
010422661 - 2624514

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

IMSCO TECHNOLOGIES, INC.

IMSCO Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation''), does hereby certify:

I. That by Unanimous Written Consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of the Corporation for consideration, thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended as follows:

Article FIRST of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

“FIRST:     The name of the corporation is Global Sports & Entertainment, Inc.(the “Corporation”).”

Article FOURTH of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

“FOURTH : This Corporation is authorized to issue two classes of shares designated respectively “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 50,000,000 and each such share shall have a par value of $.0001, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 5,000,000 and each such share shall have a par value of $.0001. Every four (4) shares of Common Stock outstanding on the effective date of this amendment shall be automatically converted into one (1) shares of Common Stock and in lieu of fractional shares, each share so converted shall be rounded up to the next highest number of full shares of Common Stock. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution . or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

II.     That thereafter, pursuant to resolution of its board of directors. a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

III.     That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF. the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 27th day of August, 2001 .

IMSCO TECHNOLOGIES, INC.

By: /s/ Douglas R. Miller
Douglas R. Miller, President

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

•

First: That at a meeting of the Board of Directors of Global Sports & Entertainment. Inc.   resolutions were duly adopted setting forth a proposed amendn1ent of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows;

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shalt be and read as follows:

“FIRST: The name of the corporation is GWIN. Inc. (the “Corporation”

•

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

•	Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

•	Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

/s/ Douglas Miller
By: Douglas Miller
Title: President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/22/2002
020532 710 - 2624514

POLLET, RICHARDSON & PATEL

A Law Corporation

10900 Wilshire Boulevard

Suite 500

Los Angeles, California 90014

Telephone (310) 208-1182

Fax (310) 208-1154

FACSIMILE TRANSMITTAL LETTER

Dear Sir or Madam:

Global Sports & Entertainment, Inc. hereby release the name “GWIN Inc.” to Incorporating Services effective immediately.

Very truly yours,

/s/ Douglas R. Miller

Douglas R. Miller

President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

A corporation or organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: That at meeting of the Board of Directors of GWIN, Inc. resolutions were duly adopted setting forth the proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: that the Certificate of Incorporation of this corporation be amended by changing the Article, and it hereby is, amended to restate Article 4 to read in full as follows: “The total number of shares of capital stock which GWIN, Inc. has the authority to issue is l00,000,000 shares of common stock of a par value of .001 dollar each.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was dully called and held upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statue were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections and 242 of the General Corporation. Law of the State of Delaware.

FORTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, GWIN Inc. has caused this certificate to be signed by Jeffrey Johnson, its Chief Financial Officer. this 1st day of September, 2003.

By: /s/ Jeffrey Johnson

Title: Chief Financial Officer

Name: Jeffrey Johnson

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
Delivered 03:58 PM 09/24/2003
FILED 03:58 PM 09/24/2003
SRV 030615828 - 2624514 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:10 PM 03/09/2004
FILED 05:59 PM 03/09/2004
SRV 040177438 - 2624514 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GWIN, INC.

a Delaware Corporation

GWIN, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of GWIN, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered ''Fourth” so that, as amended said Article shall be and read as follows:

“FOURTH: This Corporation is authorized to issue two classes of shares designated respectively “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 150,000,000 and each such share shall have a par value of $.0001, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 5,000,000 and each such share shall have a par value of $.0001. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, GWIN, Inc. has caused this certificate to be signed by Jeff Johnson, its Chief Financial Officer, thjs 9th day of March 2004.

GWIN, INC.

By: /s/ Jeff Johnson
Name: Jeff Johnson
Title: Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 04 :16 PM 08/03/2006
FILED 04 :16 PM 08/03/2006
SRV 060730553 - 2624514 FILE

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

($0.0001 PAR VALUE PER SHARE)

OF

GWIN, INC.

Pursuant to Section 151(g) of the

General Corporation Law of the

State of Delaware

Jeff Johnson, Chief Financial Officer of Gwin, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation authorizes the issuance of 5,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”), in one or more series.

SECOND: A resolution providing for and in connection with the issuance of the Preferred Stock was duly adopted by the Board of Directors pursuant to authority expressly conferred on the Board of Directors by the provisions of the Certificate of Incorporation as aforesaid, which resolution provides as follows:

RESOLVED: that the Board of Directors, pursuant to authority expressly vested in it by ARTICLE FOURTH of the Certificate of Incorporation (the “Certificate of Incorporation”) of Gwin, Inc. (the “Corporation”), hereby authorizes the issuance of one series of convertible preferred stock of the Corporation and hereby establishes the voting powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto in addition to those set forth in such Certificate of Incorporation (or otherwise provided by law) as follows (the following, referred to hereinafter as “this resolution” or “this Certificate of Designation”, is to be filed as part of a Certificate of Designation under Section 151(g) of the Delaware General Corporation Law:

1.	General.

(a)     Designation and Number. The designation of convertible preferred stock created by this resolution shall be Series A Convertible Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series A Preferred Stock”). The number of shares of Series A Preferred Stock which the Corporation shall be authorized to issue shall be Four Hundred Sixty Two Thousand Two Hundred Twenty-Two (462,222) shares.

(b)     Priority. The Series A Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank (i) on a parity with the Common Stock (as if the Series A Preferred Stock had been converted into Common Stock), and (ii) junior to any other class of Preferred Stock established after the Original Issue Date by the Board of Directors of the Corporation, the terms of which expressly provide that such class will rank senior, as to liquidation rights or otherwise, to the Series A Preferred Stock (collectively referred to as “Senior Securities”).

2.	Certain Definitions.

(a)     For purposes of this Certificate of Designation, the following terms shall have the meanings indicated below:

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Nevada are authorized or obligated by law or executive order to close.

“Board of Directors” means the Board of Directors of the Corporation.

“Common Stock” means the Corporation's Common Stock, par value $0.0001 per share, as presently authorized by the Certificate of Incorporation and as such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

“Conversion Rate” has the meaning set forth in Section 5 (b) herein.

“Original Issue Date” means the first date on which shares of Series A Preferred Stock are issued.

“Person” or “person” means an individual, corporation, partnership, limited liability company, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

“Preferred Stock” means the Corporation's Preferred Stock, as presently authorized by the Certificate of Incorporation and as such Preferred Stock may hereafter be changed or for which such Preferred Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

“Sale” means the consolidation or merger of the Corporation into or with another corporation or corporations in which the Corporation is not the successor, or the sale of all or substantially all of the assets of the Corporation to another corporation or entity.

“Senior Securities” has the meaning set forth in Section I (b) above.

“Series A Preferred Stock” has the meaning set forth in Section l(a) herein.

“Subsidiary'', with respect to any Person, means any corporation, association or other entity controlled by such Person. For purposes of this definition “control'', with respect to any

Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(b)     The words “hereof”, “herein” and “hereunder” and other words of similar import refer to this Certificate of Designation as a whole and not to any particular Section or other subdivision.

(c)     References herein to the Certificate of Incorporation include such certificate as amended by this Certificate of Designation .

3.	Voting Rights.

(a)     General. Except as may be required by law,

(i)     the holders of Series A Preferred Stock shall have full voting rights and powers, and they shall be entitled to vote on a11 matters as to which holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock as one class; and

(ii) holders of shares of Series A Preferred Stock shall be entitled to cast, for each share of Series A Preferred Stock, a number of votes equal to two hundred fifty (250) shares of Common Stock.

(b)     Actions Not Requiring Holders' Consent. The Corporation, in its sole discretion may, without the vote or consent of any holders of the Series A Preferred Stock, amend or supplement this Certificate of Designation:

(i)     to cure any ambiguity, defect or inconsistency which does not adversely affect the rights of the holders of Series A Preferred Stock; or

(ii)     to make any change that would provide any additional rights or benefits to all the holders of the Series A Preferred Stock.

(c)     Meetings: Communications. The holders of shares of Series A Preferred Stock shall be entitled to receive in the same manner and at the same times as the holders of the Common Stock, notice of all meetings of stockholders of the Corporation and all communications sent by the Corporation to its stockholders.

4.	Dividend Rights.

(a)     General. If any dividends or other distributions (including, without limitation, any distribution of cash, indebtedness, assets or other property, but excluding any dividend payable in shares of its common stock) on Common Stock are so permitted and declared, such dividends shall be paid pro rata to the holders of the Common Stock and the Series A Preferred Stock. The holders of the Series A Preferred Stock shall receive a dividend in an amount that would be payable to such holder assuming that such shares had been converted on the record date for determining the stockholders of the Corporation entitled to receive payment of such dividends into the maximum number of shares of Common Stock into which such shares of Preferred Stock are then convertible as provided in Section 5. No dividends shall be paid or declared and set apart for payment on the Common Stock unless and until dividends of at least the same per share amount (assuming the Series A Preferred Stock had been converted into Common Stock) have been, or contemporaneously are, paid or declared and set apart for payment on the Series A Preferred Stock. Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends as herein described. Series A Preferred Stock shall rank junior , as to dividends, to any other class of Preferred Stock established after the Original Issue Date by the Board of Directors of the Corporation the terms of which expressly provide that such class will rank senior, as to dividends to the Series A Preferred Stock.

(b) Senior Securities. If at any time any dividends on Senior Securities shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series A Preferred Stock or Common Stock unless and until all accumulated and unpaid dividends with respect to the Senior Securities, including the full dividend for the then-current dividend period, shaJl have been paid or declared and set apart for payment, without interest.

5.	Conversion of Series A Preferred Stock into Common Stock.

(a)     Automatic Conversion of Series A Preferred Stock. All shares of Series A Preferred Stock then outstanding shall automatically convert without any further action of the holders thereof into shares of Common Stock at the Conversion Rate (as defined below) immediately upon the earlier of (i) thirty-six (36) months after the Original Issue Date, (ii) at the option of the holders thereof or (iii) upon the Sale of the Corporation.

(b)     Number of Shares of Common Stock Issuable Upon Conversion. The number of shares of Common Stock to be issued upon conversion of shares of any Series A Preferred Stock shall be issued at the rate of ten (10) shares of Common Stock for every one share of Series A Preferred Stock (the “Conversion Rate”).

6.     Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall participate with the holders of the Common Stock on distributions or payments in proportion to their holdings assuming that such shares of Preferred Stock had been converted, on the record date for determining the stockholders entitled to receive distributions or payments, into the maximum number of shares of Common Stock into which such shares of Preferred Stock are then convertible as provided in Section 5.

7.     Notices. Except as otherwise expressly provided herein, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered personally, sent by reputable express courier services (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. mail (i) to the holder of a share of Series A Preferred Stock, at the holder's address as it appears in the records of the Corporation or at such other address as any such holder may otherwise indicate in a written notice delivered to the Corporation or (ii) to the Corporation, at its principal executive offices or at such other address as the Corporation may otherwise indicate in a written notice delivered to each holder of shares of Series A Preferred Stock. All such notices, requests, demands, consents and other communications shall be deemed to have been received two (2) days after so delivered, sent or deposited. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by facsimile, when received, unless otherwise expressly specified or permitted by the terms hereof.

8.     Payment. Any amounts payable in cash with respect to the Series A Preferred Stock shall be payable in United States dollars at the principal executive office of the Corporation or, at the option of the Corporation, by check mailed to such holder of the Series A Preferred Stock at its address set forth in the register of holders of Series A Preferred Stock maintained by the Corporation. Any payment on the Series A Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

9.     Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended as permitted herein from time to time) and in the Corporation's Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

10.     Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shaJJ not affect the interpretation of any of the provisions hereof.

11.     Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time as permitted herein) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating , optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

IN WITNESS WHEREOF, GWIN, INC. has caused this Certificate of Designation to be signed by its duly authorized Chief Financial Officer this 3rd day of August, 2006.

GWIN, INC.

By: /s/ Jeff Johnson
Jeff Johnson,
Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:17 PM 09/18/2006
FILED 02 :17 PM 09/18/2006
SRV 060857967 - 2624514 FILE

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

OF GWIN, INC., A DELAWARE CORPORATION

GWIN, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCLD”) does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors (the “Directors”) of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders, or written consent in lieu thereof, of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended by changing the first sentence of Article FOURTH thereof such that, as amended, the first sentence of said Article FOURTH shall be and read as follows:

“FOURTH : This Corporation is authorized to issue two (2) classes of shares designated respectively “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively . The total number of shares of Common Stock this Corporation is authorized to issue is 750,000,000 and each such share shall have a par value of $0.000 l, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 5,000,000 and each such share shall have a par value of $0.0001. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

SECOND: That thereafter, pursuant to resolution of Directors, a principal stockholder who collectively holds in excess of fifty percent (50%) of the Corporation's shares of voting capital stock executed a written consent in lieu of a special meeting in accordance with Section 222 of the GCLD; the necessary number of shares as required by statute was voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the GCLD.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 18th day of September, 2006.

By: /s/ Douglas R. Miller
Authorized Officer

Title: President
Name: Douglas R. Miller

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

OF GWIN, INC., A DELAWARE CORPORATION

GWIN, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCLD”) does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors (the “Directors”) of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders, or written consent in lieu thereof, of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED , that the Certificate of Incorporation of the Corporation shall be amended by changing the first sentence of Article FIRST thereof such that, as amended, the first sentence of said Article FIRST shall be and read as follows:

“FIRST: The name of the Corporation (hereinafter called the “Corporation”) is Winning Edge International, Inc.”

SECOND: That thereafter, pursuant to resolution of Directors, a principal stockholder who collectively holds in excess of fifty percent (50%) of the Corporation's shares of voting capital stock executed a written consent in lieu of a special meeting in accordance with Section 222 of the GCLD; the necessary number of shares as required by statute was voted in favor uf the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the GCLD.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 22nd day of September, 2006.

By: /s/ Douglas R. Miller
Authorized Officer

Title: President
Name: Douglas R. Miller

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:29 PM 10/02/2007
FILED 04:23 PM 10/02/2007
SRV 071076704 - 2624514 FILE

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

WINNING EDGE INTERNATIONAL, INC.

Pursuant to the provisions of Section 242 of the General Corporation Laws of the State of Delaware (the “GCLD”), Winning Edge International, Inc., organized and existing under and by virtue of the GCLD, hereinafter referred to as the “Corporation,” hereby certifies and adopts the following Certificate of Amendment to its Certificate of Incorporation:

FIRST:     The name of the Corporation is Winning Edge International, Inc.

SECOND:     Pursuant to a resolutions adopted by the board of directors of the Corporation and approved by its shareholders, the Certificate of Incorporation of the Corporation shall be amended by changing the first sentence of Article FIRST thereof such that. as amended, the first sentence of said Article FIRST shall be and read as follows:

“FIRST: The name of the Corporation (hereinafter called the “Corporation”) is W Technologies,

THIRD:     Except as otherwise expressly amended hereby, the Certificate of Incorporation of the Corporation shall remain in full force and affect

FOURTH: By executing this Certificate of Amendment to the Certificate of Incorporation, the president and secretary of the Corporation do hereby certify that on July 24, 2007, the foregoing amendment to the Certificate of Incorporation of Winning Edge International, Inc. was authorized and approved pursuant to Section 222 of the GCLD by the vote of the majority of the Corporation's shareholders and the directors of Winning Edge International, loc. unanimously approved the amendment and name change.

FIFTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the GCLD.

SIXTH: That the capital of the Corporation shall not be reduced under or hy reason of said amendment.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 2nd day of October 2007.

DATED this 2nd day of October 2007
/s/ Doug Miller
Doug Miller, President

/s/ Jeff Johnson
Jeff Johnson, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:01 PM 04/14/2010
FILED 07:01 PM 04/14/2010
SRV 100385227 - 2624514 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF THE

SERIES D PREFERRED STOCK

($0.001 Par Value Per Share)

OF

W TECHNOLOGIES, INC.

The undersigned , a duly authorized officer of W Technologies, Inc., a Delaware corporation, and hereinafter referred to as the “Company”), DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company (the “Board”) by unanimous written consent on January 31, 2010:

WHEREAS. the Company has Five Million (5,000,000) shares of preferred stock authorized; and

WHEREAS, the Company has previously designated Four Hundred Sixty-two Thousand Two Hundred Twenty-two (462,222) shares of preferred stock as Series A Preferred Stock, Eight Hundred Fifty Thousand (850,000) shares of preferred stock as Series B Preferred Stock and One Hundred Fifty Thousand (150,000) shares of preferred stock as Series C Preferred Stock; and

WHEREAS, that effective January 31, 2010, the Board approved the designation of Series D convertible preferred stock, $0.0001 par value per share, (“Series D Preferred Stock”), to consist of Sixty-seven (67) shares; and

WHEREAS no shares of Series D Preferred Stock have been issued and the Board has determined that it is in the best interests of the Company to create the powers, designations, preferences and relative, participating, optional and other special rights for the Series D Preferred Stock set forth herein.

RESOLVED that the Series D Preferred Stock shall have the following powers, designations, preferences and relative, participating, optional and other special rights:

SECTION 1- DESIGNATION AND RANK

1.01     Designation. This resolution shall provide for a single series of preferred stock, the designation of which shall be “Series D Preferred Stock”, $0.0001 par value per share. The number of authorized shares constituting the Series D Preferred Stock is Sixty-seven (67) shares.

1.02     Rank. With respect to the payment of dividends and other distributions on the capital stock of the Company, including the distribution of the assets of the Company upon liquidation, the Series D Preferred Stock shall rank pari passu with the Common Stock on an “as converted” basis, junior as to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and senior to all other series of preferred stock.

SECTION 2 - DIVIDED RIGHTS

2.01     Dividends or Distributions. Each share of Series D Preferred Stock shall be entitled to receive dividends or distributions on his share of Series D Preferred Stock on an “as converted” basis as provided in Section 4 hereof when and if dividends are declared on the Common Stock by the Board. Dividends shall be paid in cash or property, as determined by the Board.

SECTION 3 - LIQUIDATION RIGHTS

3.1.     Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Company , whether such assets are capital, surplus or earnings, an amount equal to One percent (1%) of the total amount of such assets per share of Series D Preferred Stock (the “ Liquidation Amount “) plus all declared and unpaid dividends thereon, for each share of Series D Preferred Stock held by them.

3.2.     Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series D Preferred Stock, then the entire net assets of the Corporation shall be distributed among the holders of the Series D Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. and such d1stnbutions may be made in cash or in property taken at its fair value (as determined in good faith by the Company's Board of Directors), or both, at the election of the Company 's Board of Directors.

3. 3.     Merger, Consolidation or Reorganization. For purposes of this Section 3, a Liquidation shall be deemed to be occasioned by or to include the merger. consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.

SECTION 4 - CONVERSION RIGHTS

4.01     Conversion. Subject to the limitations set forth herein below, each share of Series D Preferred Stock shall be convertible (the “Conversion Rights”), at -the option of the holder thereof at any time and from time to time, into One percent (1%) of the issued and outstanding shares of the Company' s Common Stock (“Conversion Shares”) at the time of the conversion . The shares of Common Stock received upon conversion shall be fully paid and non-assessable shares of Common Stock.

4.02     Adjustments. The Conversion Rights of the Series D Preferred Stock as described in Section 4.01 above shall be adjusted from time to time as follows:

(a)     In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (including a subdivision, or combination of shares or any other event described in this Section 4.02) the holder of Series D, Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating to the reclassification or recapitalization, upon conversion of the Series D Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holder of Series D Preferred Stock would have been entitled if he had held the number of shares of Common Stock into which the Series D Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of the Series D Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series D Preferred Stock. An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective.

(b)     In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.02(a) above, the holder of the Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though he was the holder of the number of shares of Common Stock of the Company into which his shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

4.03     Procedures for Conversion.

(a)     In order to exercise the Conversion Rights pursuant to Section 4. 01 above, the holder shall deliver an irrevocable written notice of such exercise to the Company at its principal office. The holder shall, upon the conversion of Series D Preferred Stock in accordance with this Section 4, surrender the certificate representing such share of Series D Preferred Stock to the Company, at its principal office, and specify the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the holder shall specify a name or names other than that of the Investor, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to this Section 4.03(a), upon the occurrence of any event specified therein. Upon conversion of a share of Series D Preferred Stock, such share shall cease to constitute a share of Series D Preferred Stock and shall represent only a right to receive shares of Common Stock into which it bas been converted.

(b)     Beginning six (6) months following the date hereof, the Company shall at all times reserve and keep available out of its authorized Coon Stock the full number of shares of Common Stock of the Company issuable upon the conversion of the share of Series D Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of shares of Series D Preferred Stock, then the Company shall call and hold a meeting of the stockholders within thirty (30) days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Board shall recommend to stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holder of the Series D Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

4.04 Notices of Record Date. In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, !.case or convey all or substantially all of its property or busine ss, or to liquidate, dissolve or wind up the in connection with each such event, the Company shall mail to the holder of Series D Preferred Stock: at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in this Section 4.04, and in the case of the matters referred to in this Section 4.04 (ii) and (iii), written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

4.5 Limitations of Conversion. The Conversion Rights Specified herein shall be subject to the fol1owing limitations:

(i) The holders of the shares of Series D Preferred Stock may exercise their Conversion Rights at any time; and

(ii) No holder of the shares of Series D Preferred Stock shall be entitled to convert the Series A Preferred Stock to the extent, but only to the extent, that such conversion would,

upon giving effect to such conversion, cause the aggregate number of shares of Conm1on Stock beneficially owned by such holder to exceed 9.99% of the outstanding shares of Common Stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective 61 days after the date of such notice).

SECTION 5 - VOTING RIGHTS

5.01     General. Except as other\\.rise provided herein or required by law, the holders of Series D Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and the Series D Preferred Stock shall be counted on an “as converted”

basis.

SECTION 6- MISCELLANEOUS

6.01     Headings of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

6.02     Severability of Provisions. If any right, preference or limitation of the Series D Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights. preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

6.03     Stock Transfer Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of the share of Series D Preferred Stock or shares of Common Stock or other securities issued on account of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities.

6.04     Transfer Agent. The Corporation may appoint, and from time to time discharge and/or replace, a transfer agent of the Series D Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holder of record of Series D Preferred Stock.

6.05     Transferability. Subject to any transfer restriction agreements that may be entered into by the holder of Series D Preferred Stock, the Series D Preferred Stock shall be transferable by the holder, provided that such transfer is made m compliance with applicable federal and state securities laws.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by Wayne Allyn Root, its President, as of the 31st day of January, 2010.

W Technologies, Inc.

By: /s/ Wayne Allyn Root
Wayne Allyn Root, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:27 PM 04/19/2010
FILED 07:27 PM 04/19/2010
SRV 100399237 - 2624514 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

W TECHNOLOGIES, INC.

W Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST. That by Unanimous Written Consent of the Board of Directors of the Corporation, Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

“FOURTH: This Corporation is authorized to issue two (2) classes of shares designated respectively “Common Stock” and ''Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 750,000,000 and each such share shall have a par value of $0.0001, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 5,000,000 and each such share shall have a par value of $0.0001. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors. is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series: to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

Every thirty-five (35) shares of Common Stock outstanding on the effective date of this amendment shall be automatically converted in one (1) share of Common Stock and, in lieu of fractional shares, each share so converted shall be rounded up to the next highest number of full shares of Common Stock.”

SECOND. That thereafter, pursuant to resolution of its board of directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH. This Amendment shall be effective on May 20, 2010.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 17th day of April, 2010.

By: /s/ Wayne Allyn Root

Title: Chairman and Chief Executive Officer

Wayne Allyn Root

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

W TECHNOLOGIES

Pursuant to the provisions o Section 242 of the General Corporation Laws of the State of Delaware (the “GCLD”), W Technologies, Inc., organized and existing under and by virtue of the GCLD, hereunder referred to as the “Corporation,” hereby certifies and adopts the following Certificate of Amendment to its Certificate of Incorporation:

FIRST: The name of the Corporation is W Technologies, Inc.

SECOND: Pursuant to resolutions adopted by the board of directors of the Corporation and approved by its shareholders, the Certificate of Corporation of Incorporation of the Corporation shall be amended as follows: Add new paragraph to article 4:

On the February 28, 2011 or the effective date of this Certificate of Amendment whichever is later, the Corporation shall affect a reverse split in its issued an outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-200 basis, and stockholders shall receive one share of the Corporation’s post-split Common Stock $0.001par value, for each 200 shares of Common stock, $0.0001 par value, held by them prior to the reverse split. No stockholder of record on December 31, 2010, the record date, shall receive less than 100 shares of the Corporation’s common stock, as a result of such reverse stock split. No scrip or fractional shares will be issued in connection with the reverse split and any fractional interests will be rounded to the nearest whole share. The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders’ equity in the Corporation except for a transfer from stated capital to additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares. Except as specifically provided herein, the Corporation’s Certificate of Incorporation shall remain unmodified and shall continue in full force and effect.

THIRD: Except as otherwise expressly amended hereby, the Certificate Incorporation of the Corporation shall remain in full force and effect.

FOURTH: by executing this Certificate of Amendment to the Certificate of Incorporation, the president and secretary of this Corporation do hereby certify that on December 31, 2011, the foregoing amendment to the Certificate of Incorporation of W Technologies, Inc. was authorized and approved pursuant to Section 222 of the GCLD by the vote of the majority of the Corporation’s shareholders and the directors of W Technologies, Inc. unanimously approved the amendment and name change.

FIFTH: That said amendment was duly adopted in accordance with the provisions of section 242 of the GCLD.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 1st day of February, 2011.

DATED: this 1st day of February, 2011	By: /s/ Wayne Root

Wayne Root, CEO/Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:01 PM 02/18/2011
FILED 12:01 PM 02/18/2011
SRV 110178988 - 2624514 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:30 PM 07/29/2011
FILED 06:06 PM 07/29/2011
SRV 110874862 - 2624514 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

W TECHNOLOGIES, INC.

W Technologies, Inc., a corporation duly organized and existing wider the General Corporation Law of the State of Delaware (the “Corporation”), docs hereby certify:

FIRST. That by Unanimous Written Consent of the Board of Directors of the Corporation, Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration. The resolution setting forth the proposed amendments to increase the number of authorized shares of Preferred Stock is as follows:

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the Certificate of Incorporation shall be amended to read as follows:

“FOURTH:     This Corporation is authorized to issue two (2) classes of shares designated respectively “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 750,000.000 and each such share shall have a par value of $0.0001, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 50,000,000 and each such share shall have a par value of $0.0001. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

SECOND. That thereafter, pursuant to resolution of its board of directors, by written consent of the stockholders of the Corporation in accordance with the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 28th day of July, 2011.

By: /s/ Craig Crawford 7/28/2011

Title: Chairman of the Board

Name: Craig Crawford

State of Delaware
Secretary of State
Division of Corporations
Delivered 11: 06 AM 12/ 19/2011
FILED 10:22 AM 12/19/2011
SRV 111306815 - 2624514 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF THE

SERIES E PREFERRED STOCK

($0.0001 Par Value Per Share)

OF

W TECHNOLOGIES, INC.

The undersigned, a duly authorized officer of W Technologies, Inc., a Delaware corporation, and hereinafter referred to as the “Company”), DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company (the “Board”) by unanimous written consent on July 30, 2011:

WHEREAS, the Company has Fifty Million (50,000,000) shares of preferred stock authorized; and

WHEREAS, the Company has previously designated Four Hundred Sixty-two Thousand Two Hwidred Twenty-two (462,222) shares of preferred stock as Series A Preferred Stock, Eight Hundred Fifty Thousand (850,000) shares of preferred stock as Series B Preferred Stock, One HW1dred Fifty Thousand (150,000) shares of preferred stock as Series C Preferred Stock and Sixty-seven (67) shares of preferred stock as Series D Preferred Stock; and

WHEREAS, that effective July 30, 2011,the Board approved the designation of Series E convertible preferred stock, $0.0001 par value per share, (“Series E Preferred Stock”), to consist of Twenty-five Million (25,000,000) shares; and

WHEREAS, no shares of Series E Preferred Stock have been issued and the Board has determined that it is in the best interests of the Company to create the powers, designations, preferences and relative participating, optional and other special rights for the Series E Preferred Stock set forth herein.

RESOLVED that the Series E Preferred Stock shall have the following powers, designations, preferences and relative, participating, optional and other special rights:

SECTION 1- DESIGNATION AND RANK

1.01     Designation. This resolution shall provide for a single series of preferred stock, the designation of which shall be “Series E Preferred Stock”, $0.0001 par value per share. The number of authorized shares constituting the Series E Preferred Stock is Twenty-five Million (25,000,000) shares.

1.02     Rank. Except as provided elsewhere in the Certificate, with respect to the payment of dividends and other distributions on the capital stock of the Company, including the distribution of the assets of the Company upon liquidation, the Series E Preferred Stock shall rank pari passu with the Common Stock on an “as converted” basis, junior as to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and senior to all other series of preferred stock.

SECTION 2 - DIVIDEND RIGHTS

2.01     Dividends or Distributions. Each share of Series E Preferred Stock shall be entitled to receive dividends or distributions on his share of Series E Preferred Stock on an “as converted” basis as provided in Section 4 hereof when and if dividends are declared on the Common Stock by the Board. Dividends shall be paid in cash or property, as determined by the Board.

SECTION 3 - LIQUIDATION RIGHTS

3.01.     Liquidation Preference. Upon any liquidation, dissolution, or winding up of thc Company, whether voluntary or involuntary (collectively, a “ Liquidation “), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock except for Series D Preferred Stock, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.001 per share of Series E Preferred Stock (the “Liquidation Amount “) plus all declared and unpaid dividends thereon, for each share of Series E Preferred Stock held by them.

3.02.     Pro Rata Distribution. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “ Liquidation “), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock except for Series D Preferred Stock, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.001 per share of Series E Preferred Stock (the “Liquidation Amount “) plus all declared and unpaid dividends thereon, for each share of Series E Preferred Stock held by them. respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company's Board of Directors), or both, at the election of the Company's Board of Directors.

3.03.     Merger, Consolidation or Reorganization.  For purposes of this Section 3, a Liquidation shall be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.

SECTION 4 - CONVERSION RIGHTS

4.01     Conversion. Subject to the limitations set forth herein below, each share of Series E Preferred Stock shall be convertible (the “Conversion Rights”), at the option of the holder thereof at any time and from time to time, beginning on April 15, 2013, into One (1) share of the Company's Common Stock (“Conversion Shares”) at the time of the conversion. The shares of Common Stock received upon conversion shall be fully paid and non-assessable shares of Common Stock.

4.02     Adjustments. The Conversion Rights of the Series E Preferred Stock as described in Section 4.01 above shall be adjusted from time to time as follows:

(a)     In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (including a subdivision, or combination of shares or any other event described in this Section 4.02) the holder of Series E Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating to the reclassification or recapitalization, upon conversion of the Series E Preferred Stock., the kind and number of shares of Common Stock or other securities or property (including cash) to which such holder of Series E Preferred Stock would have been entitled if he had held the number of shares of Common Stock into which the Series E Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of the Series E Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series E Preferred Stock. An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective.

(b)     In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.02(a) above, the holder of the Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though he was the holder of the number of shares of Common Stock of the Company into which his shares of Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

4.03     Procedures for Conversion.

(a)     In order to exercise the Conversion Rights pursuant to Section 4.01 above, the holder shall deliver an irrevocable written notice of such exercise to the Company at its principal office. The holder shall, upon the conversion of Series E Preferred Stock in accordance with this Section 4, surrender the certificate representing such share of Series E Preferred Stock to the Company, at its principal office, and specify the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the holder shall specify a name or names other than that of the Investor, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder shall be entitled . Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to this Section 4.03(a), upon the occurrence of any event specified therein. Upon conversion of a share of Series E Preferred Stock, such share shall cease to constitute a share of Series E Preferred Stock and shall represent only a right to receive shares of Common Stock into which it has been converted.

(b)     Beginning as of the date hereof, the Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of the share of Series E Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of shares of Series E Preferred Stock, then the Company shall call and hold a meeting of the stockholders within thirty (30) days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Board shall recommend to stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holder of the Series E Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

4.04 Notices of Record Date. In the event that the Company shall propose at any time: (i)     to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to the holder of Series E Preferred Stock: at least twenty (20) days• prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in this Section 4.04, and in the case of the matters referred to in this Section 4.04 (ii) and (iii), written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

4.05 Limitations of Conversion. The Conversion Rights specified herein shall be subject to the following limitations:

(i)	The holders of the shares of Series E Preferred Stock may exercise their Conversion Rights at any time after April 15, 2013; and

(ii)	No holder of the shares of Series E Preferred Stock shall be entitled to convert the Series A Preferred Stock to the extent, but only to the extent, that such conversion would,

upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of Common Stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective 61 days after the date of such notice).

SECTION 5 - VOTING RIGHTS

5.01     General. Except as otherwise provided herein or required by law, the holders of Series E Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and the Series E Preferred Stock shall be counted on an “as converted” basis times Forty (40).

SECTION 6- MISCELLANEOUS

6.01     Headings of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

6.02     Severability of Provisions. If any right, preference or limitation of the Series E Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

6.03     Stock Transfer Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of the share of Series E Preferred Stock or shares of Common Stock or other securities issued on account of Series E Preferred Stock pursuant hereto or certificates representing such shares or securities.

6.04     Transfer Agent. The Corporation may appoint, and from time to time discharge and/or replace, a transfer agent of the Series E Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holder of record of Series E Preferred Stock.

6.05     Transferability. Subject to any transfer restriction agreements that may be entered into by the holder of Series E Preferred Stock, the Series E Preferred Stock shall be transferable by the holder, provided that such transfer is made in compliance with applicable federal and state securities laws.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by Ronald Costa, its President, as of the 12th day of December, 2011.

W Technologies, Inc.

By:
Ronald Costa
President

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by Ronald Costa, its President, as of the 12th day of December, 2011.

W Technologies, Inc.

By: /s/ Ronald Costa
Ronald Costa
President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:06 AM 12/19/2011
FILED 11:06 AM 12/19/2011
SRV 111307067 - 2624514 FILE

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF THE

SERIES A PREFERRED STOCK

($0.0001 Par Value Per Share)

OF

W TECHNOLOGIES, INC.

The undersigned, a duly authorized officer of W Technologies, Inc., a Delaware corporation, and hereinafter referred to as the “Company”), DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company (the “Board”) by unanimous written consent on December 12, 2011:

WHEREAS, the Company has Fifty Million (50,000,000) shares of preferred stock authorized ; and

WHEREAS, the Company has previously designated a Series A Preferred Stock, $0.0001 par value per share, (“Series A Preferred Stock”), consisting of 462,222 shares; and

WHEREAS, there are currently 462,222 shares of the Series A Preferred Stock issued and outstanding; and

WHEREAS, effective December 12, 2011, the Board of the Directors of the Company and the holder of all of the issued and outstanding shares of Series A Preferred Stock approved a resolution amending and restating the Certificate of Designation for the Series A Preferred Stock such that the Series A Preferred Stock shall have the following powers, designations, preferences and relative, participating, optional and other special rights:

SECTION 1- DESIGNATION AND RANK

1.01     Designation. This resolution shall provide for a single series of preferred stock, the designation of which shall be “Series A Preferred Stock”, $0.0001 par value per share. The number of authorized shares constituting the Series A Preferred Stock is Four Hundred Sixty-two Thousand Two Hundred Twenty-two (462,222) shares.

1.02     Rank. Except as provided elsewhere in the Certificate, with respect to the payment of dividends and other distributions on the capital stock of the Company, including the distribution of the assets of the Company upon liquidation, the Series A Preferred Stock shall rank pari passu with the Common Stock on an “as converted” basis.

SECTION 2 - DIVIDEND RIGHTS

2.01     Dividends or Distributions. Each share of Series A Preferred Stock shall be entitled to receive dividends or distributions on his share of Series A Preferred Stock on an “as converted” basis as provided in Section 4 hereof when and if dividends are declared on the Common Stock by the Board .Dividends shall be paid in cash or property, as determined by the Board.

SECTION 3 - LIQUIDATION RIGHTS

3.01     Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “ Liquidation “), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock except for Series D Preferred Stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1.00 per share (the “Liquidation Amount “) plus all declared and unpaid dividends thereon, for each share of Series A Preferred Stock held by them.

3.02     Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders f Series A Preferred Stock, then the entire net assets of the Corporation shall be distributed among the holders of the Series A Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company's Board of Directors), or both, at the election of the Company's Board of Directors.

3.03     Merger, Consolidation or Reorganization. For purposes of this Section 3, a Liquidation shall be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.

SECTION 4 - CONVERSION RIGHTS

4.01     Conversion. Subject to the limitations set forth herein below, each share of Series A Preferred Stock shall be convertible (the “Conversion Rights”), at the option of the holder thereof at any time and from time to time, into that number of shares of the Company's Common Stock which shall be equal to the sum of One Dollar ($1.00), based upon the greater of (i) $0.01 or (ii) the Closing Bid Price, as quoted by OTC Markets, Inc. for the last business day prior to the the date of the notice of conversion given by the holder to the Company. The shares of Common Stock received upon conversion (“Conversion Shares”) shall be fully paid and non-assessable shares of Common Stock; provided, however, that no partial Conversion Shares shall be issued and any partial Conversion Shares shall be rounded up to the next full number of Conversion Shares.

4.02     Adjustments. The Conversion Rights of the Series A Preferred Stock as described in Section 4.01 above shall be adjusted from time to time as follows:

(a)     In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (including a subdivision, or combination of shares or any other event described in this Section 4.02) the holder of Series A Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating to the reclassification or recapitalization, upon conversion of the Series A Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holder of Series A Preferred Stock would have been entitled if he had held the number of shares of Common Stock into which the Series A Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of the Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series A Preferred Stock. An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective.

(b)     In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.02(a) above, the holder of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though he was the holder of the number of shares of Common Stock of the Company into which his shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

4.03     Procedures for Conversion.

(a)     In order to exercise the Conversion Rights pursuant to Section 4.01 above, the holder shall deliver an irrevocable written notice of such exercise to the Company at its principal office. The holder shall, upon the conversion of Series A Preferred Stock in accordance with this Section 4, surrender the certificate representing such share of Series A Preferred Stock to the Company, at its principal office, and specify the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the holder shall specify a name or names other than that of the Investor, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock insuch name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to this Section 4.03(a), upon the occurrence of any event specified therein. Upon conversion of a share of Series A Preferred Stock, such share shall cease to constitute a share of Series A Preferred Stock and shall represent only a right to receive shares of Common Stock into which it has been converted.

(b)     Beginning as of the date hereof, the Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of the share of Series A Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of shares of Series A Preferred Stock, then the Company shall call and hold a meeting of the stockholders within thirty (30) days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Board shall recommend to stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holder of the Series A Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

4.04  Notices of Record Date. In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to the holder of Series A Preferred Stock: at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in this Section 4.04, and in the case of the matters referred to in this Section 4.04 (ii) and (iii), written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction . The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

4.05  Limitations of Conversion. The Conversion Rights specified herein shall be subject to the following limitations:

(i)     The holders of the shares of Series A Preferred Stock may exercise Conversion Rights at any time beginning January I, 2013; provided that no more than 5,000 shares of Series A Preferred Stock may be converted in any calendar month for a period of 24 months commencing as of January 2013; and

(ii)    No holder of the shares of Series A Preferred Stock shall be entitled to convert the Series A Preferred Stock to the extent, but only to the extent, that such conversion would,

upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of Common Stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company and the consent of the Board of Directors of the Company to such waiver, which notice shall be effective 61 days after the date of such notice).

SECTION 5 - VOTING RIGHTS

5.01     General. Except as otherwise provided herein or required by law, the holders of Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and each share of the Series A Preferred Stock shall be counted as one (1) vote.

SECTION 6- MISCELLANEOUS

6.01     Headings of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

6.02     Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

6.03     Stock Transfer Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of the share of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities.

6.04     Transfer Agent. The Corporation may appoint, and from time to time discharge and/or replace, a transfer agent of the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holder of record of Series A Preferred Stock.

6.05     Transferability. Subject to any transfer restriction agreements that may be entered into by the holder of Series A Preferred Stock, the Series A Preferred Stock shall be transferable by the holder, provided that such transfer is made in compliance with applicable federal and state securities laws.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Designations to be signed by Ronald Costa, its President, as of the 12th day of December, 2011.

W Technologies, Inc.

By: /s/ Ronald Costa
Ronald Costa
President

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:02 PM 04/23/2013
FILED 12:59 PM 04/23/2013
SRV 130469976 - 2624514 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

W TECHNOLOGIES, INC.

W Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “'Corporation “), does hereby certify:

FIRST. That by Unanimous Written Consent of the Board of Directors of the Corporation, Resolutions were duly adopted setting forth a proposed amendment of the certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “'Fourth” so that, as amended, said Article shall be and read as follow is:

“FOURTH:     This Corporation is authorized to issue two (2) classes of shares designated respectively “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue j s 750,000,000 and each such share shall have a par value of $0.0001, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 5,000,000 and each such share shall have a par value of $0.0001. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences. privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series. to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

Every Five Thousand (5,000) shares of Common Stock outstanding on the effective date of this amendment shall be automatically converted in one (1) share of Common Stock and, in lieu of fractional shares, each share so converted shall be rounded up to the next highest number of full shares of Common Stock.”

SECOND. That thereafter, pursuant to resolution of its board of directors, by Written Consent of the holders of a majority of the issued and outstanding voting shares of the Company's stock the amendment \Vas approved in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH. This Amendment shall be effective on May 20, 2013.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 17th day of April, 2013.

By: /s/ Ronald Costa

Title: President

Name: Ronald Costa

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:27 PM 02/26/2014
FILED 01:17 PM 02/26/2014
SRV 140244446 - 2624514 FILE

STATE OF DELAWARE CERTIFICATE OF CORRECTION

W Technologies, Inc.                         , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is W Technologies, Inc. .

2.	That a Certificate of Amendment to Certificate of Incorporation (Title of Certificate Being Corrected)

was filed by the Secretary of State of Delaware on April 23, 2013 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is: (must be specific)

A typographical error in that 5,000,000 authorized shares of preferred stock should have been 50,000,000.

4.	Article Fourth of the Certificate is corrected to read as follows:
[Please see attachment]

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction

this 26th     day of February     , A.D. 2014 .

By: /s/ Gary Koelsch
Authorized Officer

Name: Gary Koelsch
Print or Type

Title: President

“FOURTH:     This Corporation is authorized to issue two (2) classes of shares designated respectively “Common Stock” and “Preferred Stock” and. referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 750,000,000 and each such share shall Have a par value of $0.0001, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 50,000,000 and each such share shall have a par value of or $0.0001. Th Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting !any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:09 PM 12/ 03/2014
FILED 02: 02 PM 12/ 03/2014
SRV 141481251 - 2624514 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

W TECHNOLOGIES, INC.

W Technologies, Inc. a corporation duly organized and exi$ti.ng under the General Corporation. .Law of the State of Delaware (the “Corporation”). does hereby certify:

FIRST. That by Unanimous Written Consent of the Board of Directors of the Corporation, Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration. The resolution. setting forth the proposed amendments to increase the number of authorized shares of Common Stock is as follows:

NOW, THEREFORE IT IS HEREBY RESOLVED that the Certificate of Incorporation shall be amended to read as follows:

“FOURTH: This Corporation is authorized to issue two (2) classes of shares designated respectively “Common Stock” and “'Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares. respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 2,000,000,000 and each such share shall have a par value of $0.0001 and the total number of shares of Preferred Stock this Corporation is authorized to issue is 50,000,000 and each such share shall have a par value of $0.0001. The Preferred Shares may.be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares. constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

SECOND. That thereafter, pursuant to resolution of its board of directors by written consent of the stockholders of the Corporation in accordance with the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 14th day of November, 2014.

By: /s/ Gary Koelsch

Title: President

Name: Gary Koelsch

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:26 PM 12/29/2014
FILED 01:17 PM 12/29/2014
SRV 141592886 - 2624514 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

W TECHNOLOGIES, INC.

W Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the «Corporation”), dues hereby certify:

FIRST. That by Unanimous Written Consent of the Board of Directors of the Corporation, Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration. The resolution setting forth the proposed amendments to increase the number of authorized shares of Common Stock is as follows:

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the Certificate of Incorporation shall be amended to read as follows:

“FOURTH”:      This Corporation is authorized to issue two (2) classes of shares designated respectively “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively . The total number of shares of Common Stock this Corporation is authorized to issue is 10,000,000,000 and each such share shall have a par value of $0.0001, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 50,000,000 and each such share shall have a par value of $0.0001. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

SECOND. That thereafter pursuant to resolution of its board of directors, by written consent of the stockholders of the Corporation, in accordance with the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment

THIRD. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware .

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 22nd day of December, 2014.

By: /s/ Gary Koelsch

Title: President

Name: Gary Koelsch

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:44 PM 02/12/2015
FILED 04:14 PM 02/12/2015
SRV 150190578 - 2624514 FILE

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF THE

SERIES E PREFERRED STOCK

($0.0001 Par Value Per Share)

OF

W TECHNOLOGIES, INC.

The undersigned, a duly authorized officer of W Technologies, Inc., a Delaware corporation, and hereinafter referred to as the “Company”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Company (the “Board”) by unanimous written consent on February 11, 2015 and being filed with the Delaware Secretary of State pursuant to Delaware General Corporation Law Section 242:

WHEREAS, the Company has Fifty Million (50,000,000) shares of preferred stock authorized; and

WHEREAS, the Company has previously designated Four Hundred Sixty-two Thousand Two Hundred Twenty-two (462,222) shares of preferred stock as Series A Preferred Stock, Eight Hundred Fifty Thousand (850,000) shares of preferred stock as Series B Preferred Stock, One Hundred Fifty Thousand ($150,000) shares of preferred stock as Series C Preferred Stock and Sixty-seven (67) shares of preferred stock as Series D Preferred Stock; and

WHEREAS, WHEREAS, the Company has previously designated a Series E Preferred Stock, $0.0001 par value per share, (“Series A Preferred Stock”), consisting of 25,000,000 shares; and

WHEREAS, there are currently 25,000,000 shares of the Series E Preferred Stock issued and outstanding; and

WHEREAS, effective February 11, 2015, the Board of the Directors of the Company and the holder of all of the issued and outstanding shares of Series E Preferred Stock approved a resolution amending and restating the Certificate of Designation for the Series E Preferred Stock such that the Series E Preferred Stock shall have the following powers, designations, preferences and relative, participating, optional and other special rights:

SECTION l - DESIGNATION AND RANK

1.01     Designation. This resolution shall provide for a single series of preferred stock, the designation of which shall be “Series E Preferred Stock”, $0.0001 par value per share. The number of authorized shares constituting the Series E Preferred Stock is Twenty-five Million (25,000,000) shares.

1.02     Rank. Except as provided elsewhere in the Certificate, with respect to the payment of dividends and other distributions on the capital stock of the Company, including the distribution of the assets of the Company upon liquidation, the Series E

Preferred Stock shall rank pari passu with the Common Stock on an “as converted” basis, junior as to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and senior to all other series of preferred stock.

SECTION 2 - DIVIDEND RIGHTS

2.01.     Dividends or Distributions. Each share of Series E Preferred Stock shall be entitled to receive dividends or distributions on his share of Series E Preferred Stock on an “as converted” basis as provided in Section 4 hereof when and if dividends are declared on the Common Stock by the Board. Dividends shall be paid in cash or property, as determined by the Board.

SECTION 3 LIQUIDATION RIGHTS

3.01.     Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any other series of preferred stock except for Series D Preferred Stock, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $0.001 per share of Series E Preferred Stock (the “ Liquidation Amount “) plus all declared and unpaid dividends thereon, for each share of Series E Preferred Stock held by them.

3.02.     Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series E Preferred Stock, then the entire net assets of the Corporation shall be distributed among the holders of the Series E Preferred Stock, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company's Board of Directors), or both, at the election of the Company' s Board of Directors.

3.03.     Merger, Consolidation or Reorganization. For purposes of this Section 3, a Liquidation shall be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.

SECTION 4 - CONVERSION RIGHTS

4.01     Conversion. Subject to the limitations set forth herein below, each share of Series E Preferred Stock shall be convertible (the “'Conversion Rights”), al the option of the holder thereof at any time and from time to time, beginning on April 15, 2013. into One (1) share of the Company's Common Stock (“Conversion Shares'') at the time of the conversion. The shares of Common Stock received upon conversion shall be fully paid and non-assessable shares of Common Stock.

4.02     Adjustments. The Conversion Rights of the Series E Preferred Stock as described in Section 4.01 above shall be adjusted from time to time as follows:

(a)     In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (including a subdivision, or combination of shares or any other event described in this Section 4.02) the holder of Series E Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating to the reclassification or recapitalization, upon conversion of the Series E Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holder of Series E Preferred Stock would have been entitled if he had held the number of shares of Common Stock into which the Series E Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such ca-;e appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of the Series E Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable. as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series E Preferred Stock. An adjustment made pursuant to this subparagraph (a) shall become effective at the time at which such reclassification or recapitalization becomes effective.

(b)     In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.02(a) above, the holder of the Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though he was the holder of the number of shares of Common Stock of the Company into which his shares of Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the <late such distribution is made.

4.03     Procedures for Conversion.

(a)     ln order to exercise the Conversion Rights pursuant to Section 4.01 above, the holder shall deliver an irrevocable written notice of such exercise to the Company at its principal office. The holder shall, upon the conversion of Series E Preferred Stock in accordance with this Section 4, surrender the certificate representing such share of Series E Preferred Stock to the Company, at its principal office, and specify the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the holder shall specify a name or names other th.an that of the Investor, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to this Section 4.03(a), upon the occurrence of any event specified therein. Upon conversion of a share of Series E Preferred Stock. such share shall cease to constitute a share of Series E Preferred Stock and shall represent only a right to receive shares of Common Stock into which it has been converted.

(b)     Beginning as of the date hereof, the Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of the share of Series E Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the ful1 conversion of shares of Series E Preferred Stock, then the Company shall call and hold a meeting of the stockholders within thirty (30) days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Board shall recommend to stockholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holder of the Series E Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

4.04    Notices of Record Date. In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to the holder of Series E Preferred Stock: at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which t11e holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (ii) and (iii) in this Section 4.04, and in the case of the matters referred to in this Section 4.4     (ii) and {iii), written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

4.05     Limitations of Conversion. The Conversion Rights specified herein shall be subject to the following limitations:

(i) The holders of the shares of Series E Preferred Stock may exercise their Conversion Rights at any time after April 15, 2013; and

(ii) No holder of the shares of Series E Preferred Stock shall be entitled to convert the Series A Preferred Stock to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of Common Stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective 61 days after the date of such notice).

SECTION 5 - VOTING RIGHTS

5.01     General. Except as otherwise provided herein or required by law, the holders of Series E Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and the Series E Preferred Stock shall be counted on an “as converted” basis times Sixty (60).

SECTION 6- MISCELLANEOUS

6.01     Headings of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof

6.02     Severability of Provisions. If any right, preference or limitation of the Series E Preferred Stock set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or w1enforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

6.03     Stock Transfer Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of the share of Series E Preferred Stock or shares of Common Stock or other securities issued on account of Series E Preferred Stock pursuant hereto or certificates representing such shares or securities.

6.04     Transfer Agent. The Corporation may appoint, and from time to time discharge and/or replace, a transfer agent of the Series E Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holder of record of Series E Preferred Stock.

6.05     Transferability. Subject to any transfer restriction agreements that may be entered into by the holder of Series E Preferred Stock, the Series E Preferred Stock shall be transferable by the holder, provided that such transfer is made in compliance with applicable federal and state securities laws.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by Gary Koelsch, its President, as of the 11th day of February, 2015.

W Technologies, Inc.

By: /s/ Gary Koelsch
Gary Koelsch
President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:18 PM 02/19/2015
FILED 02 :16 PM 02/19/2015
SRV 150223345 - 2624514 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

W TECHNOLOGIES, INC.

W Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST. That by Unanimous Written Consent of the Board of Directors of the Corporation, Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

“FOURTH:     This Corporation is authorized to issue two (2) classes of shares designated “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 10,000,000,000 and each such share shall have a par value of $0.0001, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 50,000,000 and each such share shall have a par value of $0.0001. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

Every One Thousand (1,000) shares of Common Stock outstanding on the effective date of this amendment shall be automatically converted in one (1) share of Common Stock and, in lieu of fractional shares, each share so converted shall be rounded up to the next highest number of full shares of Common Stock.”

SECOND. That thereafter, pursuant to resolution of its board of directors, by Written Consent of the holders of a majority of the issued and outstanding voting shares of the Company's stock the amendment was approved in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH. This Amendment shall be effective on March 6, 2015.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 16th day of February, 2015.

By: /s/ Gary Koelsch
Name: Gary Koelsch
Title: President

STATE OF DELAWARE CERTIFICATE FOR REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1.     The name of the corporation is W TECHNOLOGIES, INC.                                and, if different, the name under which the corporation was originally incorporated.

2.     The Registered Office of the corporation in the State of Delaware is located at 1013 Centre Road, Suite 403-B                                    (street),

in the City of Wilmington          ,  County of  New Castle              Zip Code 19805    . The name of the Registered Agent at such address upon whom process against this Corporation may be served is Vcorp Services, LLC                      .

3.     The date of filing of the Corporation's original Certificate of Incorporation in Delaware was 5/16/1996                                     .

4.     The corporation desiring to be revived and so reviving its certificate of incorporation was organized under the laws of this State.

5.     The corporation was duly organized and carried on the business authorized by its charter until the  1       day of March          A.D. 2016     , at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By: /s/ Serge Mersilian
Authorized Officer

Name: Serge Mersilian, President
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:27 AM 10/30/2018
FILED 11:27 AM 10/3012018
SR 20187387978 - File Number 2624514

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:32 AM 12/10/2020
FILED 10:32 AM 12/10/2020
SR 20208611107 - File Number 2624514

CERTIFICATE OF WITHDRAWAL OF CERTIFICATE OF DESIGNATION,

PREFERENCES, AND RIGHTS OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

W Technologies, Inc.

a Delaware corporation

W Technologies, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

That, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code, the Board of Directors (“Board”), by unanimous written consent of the Board dated December 10, 2020, adopted resolutions eliminating the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions of the Corporation's Series B Convertible Preferred Stock, and these composite resolutions eliminating the designation and relative powers, preferences, rights, qualifications, limitations and restrictions of such Series B Convertible Preferred Stock are as follows:

WHEREAS, the Board of Directors of the Corporation has previously adopted resolutions providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of 850,000 shares of the Corporation's Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) as the Series B Convertible Preferred Stock (the “Series B Preferred Stock”) pursuant to the Certificate of Designations, Preferences and Rights of Series B and Series C Convertible Preferred Stock ($0.0001 Par Value per share), filed with the Secretary of State of the State of Delaware on July 5, 2001 (the “Series B Certificate);

WHEREAS, no shares of Series B Preferred Stock are outstanding and no such shares of Series B Preferred Stock shall be issued in the future and Board of Directors of the Corporation deems it to be in the best interests of the Corporation and its stockholders to withdraw the Series B Certificate and return the shares of preferred stock previously designated as Series B Preferred Stock to authorized preferred stock available for designation and issuance in accordance with the Certificate of Incorporation, pursuant to a Certificate of Withdrawal of the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock;

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation hereby withdraws the Series B Certificate and returns the previously designated shares of Series B Preferred Stock to their status as authorized preferred stock available for designation and issuance as determined by the Board of Directors of the Corporation, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a Certificate of Withdrawal of the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock in such form as the officers of the Corporation may deem necessary, and to take such other actions as such officers shall deem necessary or advisable to carry out the purposes of this resolution; and be it

FURTHER RESOLVED, that when such certificate of withdrawal becomes effective upon acceptance of the Secretary of State of the State of Delaware, it shall have the effect of eliminating from the Corporation's current Certificate of Incorporation all matters set forth in the Series B Certificate with respect to the Series B Preferred Stock.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Withdrawal to be signed by and attested by its duly authorized officers this 10th day of December, 2020.

W Technologies, Inc.

By: /s/ Mikael Lundgren
Name: Mikael Lundgren
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:32 AM 12/10/2020
FILED 10:32 AM 12/ 10/2020
SR 20208611116 - File Number 2624514

CERTIFICATE OF WITHDRAWAL OF CERTIFICATE OF DESIGNATION,

PREFERENCES, AND RIGHTS OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

W Technologies, Inc.

a Delaware corporation

W Technologies, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

That, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code, the Board of Directors (“Board”), by unanimous written consent of the Board dated December 10, 2020, adopted resolutions eliminating the designation and the relative powers , preferences, rights, qualifications, limitations and restrictions of the Corporation's Series C Convertible Preferred Stock, and these composite resolutions eliminating the designation and relative powers, preferences, rights, qualifications, limitations and restrictions of such Series C Convertible Preferred Stock are as follows:

WHEREAS, the Board of Directors of the Corporation has previously adopted resolutions providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of 150,000 shares of the Corporation's preferred stock as the Series C Convertible Preferred Stock (the “Series C Preferred Stock”) pursuant to the Certificate of Designations, Preferences and Rights of Series B and Series C Convertible Preferred Stock ($0.0001 Par Value per share) filed with the Secretary of State of the State of Delaware on July 5, 2001 (the “Series C Certificate);

WHEREAS, no shares of Series C Preferred Stock are outstanding and no such shares of Series C Preferred Stock shall be issued in the future and Board of Directors of the Corporation deems it to be in the best interests of the Corporation and its stockholders to withdraw the Series C Certificate and return the shares of preferred stock previously designated as Series C Preferred Stock to authorized preferred stock available for designation and issuance in accordance with the Certificate of Incorporation, pursuant to a Certificate of Withdrawal of the Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock;

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation hereby withdraws the Series C Certificate and returns the previously designated shares of Series C Preferred Stock to their status as authorized Preferred Stock available for designation and issuance as determined by the Board of Directors of the Corporation, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a Certificate of Withdrawal of the Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock in such form as the officers of the Corporation may deem necessary, and to take such other actions as such officers shall deem necessary or advisable to carry out the purposes of this resolution; and be it

FURTHER RESOLVED, that when such certificate of withdrawal becomes effective upon acceptance of the Secretary of State of the State of Delaware, it shall have the effect of eliminating from the Corporation's current Certificate of Incorporation all matters set forth in the Series C Certificate with respect to the Series C Preferred Stock.

[Signature page follows}

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Withdrawal to be signed by and attested by its duly authorized officers this 10th day of December, 2020.

W Technologies, Inc.

By: /s/ Mikael Lundgren
Name: Mikael Lundgren
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:32 AM 12/10/2020
FILED 10:32 AM 12/10/2020
SR 202086 11118 - File Number 2624514

CERTIFICATE OF WITHDRAWAL OF CERTIFICATE OF DESIGNATION,

PREFERENCES, AND RIGHTS OF

SERIES D PREFERRED STOCK

OF

W Technologies, Inc.

a Delaware corporation

W Technologies, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

That, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code, the Board of Directors (“Board”), by unanimous written consent of the Board dated December 10, 2020, adopted resolutions eliminating the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions of the Corporation's Series D Preferred Stock, and these composite resolutions eliminating the designation and relative powers, preferences, rights, qualifications, limitations and restrictions of such Series D Preferred Stock are as follows:

WHEREAS, the Board of Directors of the Corporation has previously adopted resolutions providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of 67 shares of the Corporation's preferred stock as the Series D Preferred Stock (the “Series D Preferred Stock”) pursuant to the Certificate of Designations , Preferences and Rights of the Series D Preferred Stock ($0.001 [sic] Par Value per share), filed with the Secretary of State of the State of Delaware on April 14, 2010 (the “Series D Certificate);

WHEREAS, no shares of Series D Preferred Stock are outstanding and no such shares of Series D Preferred Stock shall be issued in the future and Board of Directors of the Corporation deems it to be in the best interests of the Corporation and its stockholders to withdraw the Series D Certificate and return the shares of preferred stock previously designated as Series D Preferred Stock to authorized preferred stock available for designation and issuance in accordance with the Certificate of Incorporation, pursuant to a Certificate of Withdrawal of the Certificate of Designation, Preferences and Rights of the Series D Preferred Stock;

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation hereby withdraws the Series D Certificate and returns the previously designated shares of Series D Preferred Stock to their status as authorized Preferred Stock available for designation and issuance as determined by the Board of Directors of the Corporation, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a Certificate of Withdrawal of the Certificate of Designation, Preferences and Rights of the Series D Preferred Stock in such form as the officers of the Corporation may deem necessary, and to take such other actions as such officers shall deem necessary or advisable to carry out the purposes of this resolution; and be it

FURTHER RESOLVED, that when such certificate of withdrawal becomes effective upon acceptance of the Secretary of State of the State of Delaware, it shall have the effect of eliminating from the Corporation's current Certificate of Incorporation all matters set forth in the Series D Certificate with respect to the Series D Preferred Stock

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Withdrawal to be signed by and attested by its duly authorized officers this 10th day of December, 2020.

W Technologies, Inc.

By: /s/ Mikael Lundgren
Name: Mikael Lundgren
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:32 AM 12/10/2020
FILED 10:32 AM 12/10/2020
SR 20208611119 - File Number 2624514

CERTIFICATE OF WITHDRAWAL OF CERTIFICATE OF DESIGNATION,

PREFERENCES, AND RIGHTS OF

SERIES E PREFERRED STOCK

OF

W Technologies, Inc.

a Delaware corporation

W Technologies, Inc., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

That, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code, the Board of Directors (“Board”), by unanimous written consent of the Board dated December 10, 2020, adopted resolutions eliminating the designation and the relative powers , preferences, rights, qualifications, limitations and restrictions of the Corporation's Series E Preferred Stock, and these composite resolutions eliminating the designation and relative powers, preferences, rights, qualifications, limitations and restrictions of such Series E Preferred Stock are as follows:

WHEREAS, the Board of Directors of the Corporation has previously adopted resolutions providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of 25,000,000 shares of the Corporation's preferred stock as the Series E Preferred Stock (the “Series E Preferred Stock”) pursuant to the Certificate of Designations, Preferences and Rights of the Series E Preferred Stock ($0.0001 Par Value per share), filed with the Secretary of State of the State of Delaware on December 19, 2011, as amended by the Amended and Restated Certificate of Designations, Preferences and Rights of the Series E Preferred Stock ($0.0001 Par Value per share), filed with the Secretary of State of the State of Delaware on February 12, 2015 (as so amended, the “Series E Certificate);

WHEREAS, no shares of Series E Preferred Stock are outstanding and no such shares of Series E Preferred Stock shall be issued in the future and Board of Directors of the Corporation deems it to be in the best interests of the Corporation and its stockholders to withdraw the Series E Certificate and return the shares of preferred stock previously designated as Series E Preferred Stock to authorized preferred stock available for designation and issuance in accordance with the Certificate of Incorporation, pursuant to a Certificate of Withdrawal of the Certificate of Designation, Preferences and Rights of the Series E Preferred Stock; and

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation hereby withdraws the Series E Certificate and returns the previously designated shares of Series E Preferred Stock to their status as authorized preferred stock available for designation and issuance as determined by the Board of Directors of the Corporation, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a Certificate of Withdrawal of the Certificate of Designation, Preferences and Rights of the Series E Preferred Stock in such form as the officers of the Corporation may deem necessary, and to take such other actions as such officers shall deem necessary or advisable to carry out the purposes of this resolution; and be it

FURTHER RESOLVED, that when such certificate of withdrawal becomes effective upon acceptance of the Secretary of State of the State of Delaware, it shall have the effect of eliminating from the Corporation's current Certificate of Incorporation all matters set forth in the Series E Certificate with respect to the Series E Preferred Stock.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Withdrawal to be signed by and attested by its duly authorized officers this 10th day of December, 2020.

W Technologies, Inc.

By: /s/ Mikael Lundgren
Name: Mikael Lundgren
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:52 PM 12/10/2020
FILED 01:52 PM 12/10/2020
SR 20208615039 - File Number 2624514

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS OF

SERIES F CONVERTIBLE PREFERRED STOCK

OF

W Technologies, Inc.

a Delaware corporation

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, the undersigned Chief Executive Officer of W Technologies, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby file this Certificate of Designations of Preferences and Rights of Series F Convertible Preferred Stock (this “Certificate of Designations”) and DOES HEREBY CERTIFY that pursuant to the authority contained in the Corporation's Certificate of Incorporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware and in accordance with the provisions of the resolution creating a series of the class of the Corporation's authorized Preferred Stock designated as Series F Convertible Preferred Stock, as follows:

FIRST: The Certificate of Incorporation of the Corporation authorizes the issuance by the Corporation of 10,000,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) and 50,000,000 shares of preferred stock, par value $0.000 I per share (the “Preferred Stock”), and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

SECOND: By unanimous written consent of the Board of Directors of the Corporation dated December 10, 2020, the Board of Directors designated 1,000,000 shares of the Preferred Stock as Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), pursuant to a resolution providing that a series of preferred stock of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

SERIES F CONVERTIBLE PREFERRED STOCK

Section 1.     Powers and Rights of Series F Convertible Preferred Stock. There is hereby designated a class of Preferred Stock of the Corporation as the Series F Convertible Preferred Stock, par value $0.0001 per share of the Corporation (the “Series F Preferred Stock”). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series F Preferred Stock shall be as set forth in this Certificate of Designations of Preferences and Rights of Series F Convertible Preferred Stock (this “Certificate of Designations”). For purposes hereon, a holder of shares of Series F Preferred Stock shall be referred to as a “Series F Holder.”

(a)     Number and Stated Value. The number of authorized shares of the Series F Preferred Stock is one million (1,000,000) shares.

(b)     Vote. Other than as set forth in Section l(g) and Section l(h), each share of Series F Preferred Stock shall have a number of votes equal to the number of shares of common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) into which such share of Series F Preferred Stock is then convertible (following any adjustments thereto as set forth herein), and shall vote together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series F Preferred Stock is issued and outstanding. The Series F Preferred Stock shall not have be entitled to vote on any matter on which solely another class of Preferred Stock of the Corporation is entitled to vote as a separate class.

(c)     Conversion. Each share of Series F Preferred Stock shall be convertible into shares of Common Stock (the “Conversion Shares”) as set forth herein and subject to the conditions as set forth herein.

(i)	Timing of Conversion. Each share of Series F Preferred Stock shall be convertible into Conversion Shares at the election of the applicable Series F Holder at any time.

(ii)

Number of Conversion Shares. Each share of Series F Preferred Stock shall be initially be convertible into a 200 Conversion Shares (the “Conversion Ratio”), with such Conversion Ratio being subject to adjustment as set forth herein.

(iii)

Adjustment. The Conversion Ratio shall be subject to proportional and equitable adjustments following the date hereof for splits, combinations or stock dividends relating to the Common Stock, or combinations, recapitalization, reclassifications, extraordinary distributions and similar events that occur on or after the date hereof. By way of example and not limitation, in the event of forward split of the Common Stock following the date hereof, in which each share of Common Stock is converted into two shares of Common Stock, the Conversion Ratio shall be increased by 100%, such that each share of Series F Preferred Stock shall be convertible into 400 shares of Common Stock; and in the event of a reverse split of the Common Stock following the date hereof in which each two shares of Common Stock are converted into one share of Common Stock, the Conversion Ratio shall be reduced by 50%, such that each share of Series F Preferred Stock shall be convertible into 100shares of Common Stock. The adjustments as set forth in this Section 1(c)(iii) shall be undertaken each time an event as set forth in this Section l(c)(iii) occurs.

(iv)

Conversion Election. A Series F Holder shall effect conversions pursuant to this Section l(c) by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Series F Notice of Conversion”). Each Series F Notice of Conversion shall specify the number of shares of Series F Preferred Stock to be converted, the number of shares of Series F Preferred Stock owned prior to the conversion at issue, the number of shares of Series F Preferred Stock owned subsequent to the conversion at issue, the number of shares of Common Stock to be received, and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Series F Holder delivers such Series F Notice of Conversion to the Corporation (such date, the “Series F Conversion Date”). If no Series F Conversion Date is specified in a Series F Notice of Conversion, the Series F Conversion Date shall be the date that such Series F Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Series F Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Series F Notice of Conversion form be required. The calculations and entries set forth in the Series F Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series F Preferred Stock, a Series F Holder shall not be required to surrender any certificate(s) representing the shares of Series F Preferred Stock to the Corporation unless all of the shares of Series F Preferred Stock represented thereby are so converted, in which case such Holder shall deliver any certificate representing such shares of Series F Preferred Stock promptly following the Series F Conversion Date at issue. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Series F Holder a certificate or certificates for the number of Conversion Shares to which such Series F Holder shall be entitled as aforesaid or shall record the applicable Series F Holder as the holder of the applicable Conversion Shares in the books and records of the Corporation. Such conversion shall be deemed to have been made on the Series F Conversion Date, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposed as the record holder or holders of such shares of Common Stock as of such date. All shares of Series F Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive Conversion Shares in exchange therefor. Neither the shares of Series F Preferred Stock nor any Conversion Shares shall be required to be certificated, but may be certificated at the election of the Corporation.

(v)

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series F Preferred Stock. As to any fraction of a share which the Series F Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board, or round up to the next whole share of Common Stock.

(vi)

Transfer Taxes and Expenses. The issuance of Series F Conversion Shares on conversion of Series F Preferred Stock shall be made without charge to any Series F Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Series F Conversion Shares, provided that the

Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Series F Conversion Shares upon conversion in a name other than that of the Series F Holders of such shares of Series F Preferred Stock and the Corporation shall not be required to issue or deliver such Series F Conversion Shares unless or until the Person (as defined below) or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. For purposes hereof, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(d)     Dividends. Series F Holders shall be entitled to receive, and the Corporation shall pay, such dividends and other distributions, on shares of Series F Preferred Stock as and when paid on the Common Stock, payable on the Series F Preferred Stock on an as-converted basis (i.e., assuming that the Series F Preferred Stock was otherwise convertible at such time).

(e)     No Preferences upon Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation, the Series F Preferred Stock shall not be entitled to receive any distribution of any of the assets or surplus funds of the Corporation but shall participate with the Common Stock on any such distributions on an as-converted basis (i.e., assuming that the Series F Preferred Stock was otherwise convertible at such time).

(f)     Participation. The Series F Preferred Stock shall participate in any distributions or payments to the holders of the Common Stock on an as-converted basis, but shall not participate in any distributions to any other classes of Preferred Stock of the Corporation other than those made to such other classes of Preferred Stock which are convertible into shares of Common Stock and which are entitled to such distributions or payments on an as-converted basis (i.e., assuming that the Series F Preferred Stock was otherwise convertible at such time).

(g)     Amendment. The Corporation may not, and shall not, amend this Certificate of Designations without the prior written consent or approval of Series F Holders holding a majority of the Series F Preferred Stock then issued and outstanding, in which vote each share of Series F Preferred Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series F Holders.

(h)      Issuance of Additional Shares of Series F Preferred Stock. Following the time at which any shares of Series F Preferred Stock have been issued by the Corporation, the Corporation may not, and shall not, issue any additional shares of Series F Preferred Stock without the prior written consent or approval of Series F Holders holding a majority of the Series F Preferred Stock then issued and outstanding, in which vote each share of Series F Preferred Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series F Holders

Section 2.     Miscellaneous.

(a)    Legend. Any certificates representing the Series F Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

(b)     Lost or Mutilated Series F Preferred Stock Certificate. If the certificate for the Series F Preferred Stock held by the holder thereof (each, a “Series F Holder”) shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the share of Series F Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

(c)     Interpretation. If the Series F Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designations, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d)     Waiver. Any waiver by the Corporation or the Series F Holder of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designations. The failure of the Corporation or the Series F Holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations. Any waiver must be in writing.

(e)     Severability. If any provision of this Certificate of Designations is invalid, illegal or unenforceable, the balance of this Certificate of Designations shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

IN WITNESS WHEREOF, W Technologies, Inc. has caused this Certificate of Designations to be signed by a duly authorized officer on this 10th day of December, 2020.

W Technologies, Inc.

By: /s/ Mikael Lundgren
Name: Mikael Lundgren
Title: Chief Executive Officer

Annex A

Series F Notice of Conversion

(To be executed by a Series F Holder in order to convert shares of Series F Preferred Stock)

Subject to the terms and conditions of the Certificate of Incorporation of W Technologies, Inc., a Delaware corporation (the “Corporation”), the undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”) of the Corporation indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Corporation, according to the conditions hereof, as of the date written below.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series F Preferred Stock held prior to conversion:

Number of shares of Series F Preferred Stock to be converted:

Number of shares of Common Stock to be issued:

Number of shares of Series F Preferred Stock held subsequent to conversion:

Address for Delivery:

Series F Holder Name:
Signature:
By:
Title (if applicable):

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:14AM 12/14/2020
FILED 09:14 AM 12/14/2020
SR 20208636905 - File Number 2624514

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF

W Technologies, Inc.

W Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.     The name of the corporation is W Technologies, Inc. The date of the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware was May 16, 1996 (as amended to date, the ''Certificate of Incorporation”).

2.     This Certificate of Amendment to Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of paragraph “SIXTH” of the Certificate of Incorporation to add the following as the last sentence thereto:

In the furtherance and not in limitation of the powers conferred by statute and subject to the immediately following proviso, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation (the “Bylaws”); provided that, notwithstanding the forgoing, the Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than fifty- one percent (51%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

3.     The remaining provisions of the Certificate of Incorporation not affected by the aforementioned amendments shall remain in full force and shall not be affected by this Certificate of Amendment.

4.     This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation on December 11, 2020 and by the stockholders of the Corporation on December 11, 2020 in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 11th day of December, 2020.

By: /s/ Mikael Lundgren
Name: Mikael Lundgren
Title: Chief Executive Officer